Exhibit 10.18

LEASE

by and between

WEXFORD-SCEC 3675 MARKET STREET, LLC,

a Delaware limited liability company,

Landlord

and

CARISMA THERAPEUTICS INC.,

a Delaware corporation,

Tenant

TABLE OF CONTENTS

i

31.	Bankruptcy	45
32.	Brokers	46
33.	Definition of Landlord	46
34.	Limitation of Landlord’s Liability	46
35.	Joint and Several Obligations	47
36.	Representations	47
37.	Confidentiality	48
38.	Notices	48
39.	Miscellaneous	48

ii

LEASE

THIS LEASE (this “Lease”) is entered into as of this 22 day of April, 2019 (the “Effective Date”), by and between WEXFORD-SCEC 3675 MARKET STREET, LLC, a Delaware limited liability company (“Landlord”), and CARISMA THERAPEUTICS INC., a Delaware corporation (“Tenant”).

RECITALS

A.WHEREAS, Landlord owns or leases certain real property described on Exhibit A-1 attached hereto (the “Land”) and the improvements now or hereafter to be constructed on the Land including the building located or to be located at 3675 Market Street, Philadelphia, Pennsylvania (the “Building”) and the appurtenances related thereto (collectively, the “Property”).

B.WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises (the “Premises”) known as Suite 401 located on the fourth (4th) floor of the Building, pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Lease of Premises.

1.1.Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibit A-2 attached hereto, for use by Tenant in accordance with the Permitted Use and no other uses.  All portions of the Building that are for the non-exclusive use of the tenants of the Building, such as service corridors, stairways, elevators, public restrooms and public lobbies, are hereinafter referred to as “Common Area.”

2.Definitions and Basic Lease Provisions.  Definitions of capitalized terms appear throughout the Lease.  A table referencing the location of the definitions appears as Schedule 1.  For convenience of the parties, certain basic provisions of this Lease are set forth herein.  The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.  A Property Specific Rider and Special Provision Rider, which may alter the provisions of this Lease, are attached hereto and made a part hereof.  In the event of a conflict between the provisions of the Property Specific Rider or Special Provisions Rider and any provision of this Lease, the terms of the Property Specific Rider or Special Provisions Rider shall prevail.

2.1.This Lease shall take effect upon the Effective Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2.In the definitions below, each current Rentable Area is expressed in square feet.  Rentable Area and “Tenant’s Pro Rata Share” are subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Effective Date)
Rentable Area of Premises	4,369 square feet
Rentable Area of Building	344,052 square feet
Tenant’s Pro Rata Share of Building	1.27%

2.3.Initial monthly and initial annual installments of Base Rent for the Premises (“Base Rent”) as of the Rent Commencement Date, subject to adjustment under this Lease:

Dates	Square Feet of Rentable Area	Initial Base Rent per Square Foot of Rentable Area	Initial Monthly Base Rent	Initial Annual Base Rent
Rent Commencement Date - day immediately preceding the first (1st ) anniversary of the Rent Commencement Date	4,369	$43.00 annually	$15,655.58	$187,867.00

Base Rent shall be subject to an annual upward adjustment of three percent (3%) of the then-current Base Rent.  The first such adjustment shall become effective commencing on the first (1st) annual anniversary of the Rent Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary of the Rent Commencement Date for so long as this Lease continues in effect.

2.4.Length of Term: One hundred and twenty (120) months from the Rent Commencement Date plus, if the Rent Commencement Date is not the first day of the month, the partial month containing the Rent Commencement Date.

2.5.Estimated Term Commencement Date: Nine (9) months from the Effective Date.  The Term Commencement Date is set forth in Section 4.2.

2.6.Rent Commencement Date: The Rent Commencement Date shall be the Term Commencement Date.

2.7.Security Deposit: $62,622.32.

2.8.TI Allowance: not to exceed Five Hundred Twenty Four Thousand Two Hundred Eighty Dollars ($524,280) based upon One Hundred and Twenty Dollars ($120) per square foot of Rentable Area of the Premises and subject to revision to reflect the actual Rentable Area of the Premises as of the Term Commencement Date.

2.9.Intentionally Omitted.

2.10.Intentionally Omitted.

2.11.Permitted Use: Solely for Office use in conformity with all federal, state, municipal and local zoning and other laws, codes, ordinances, rules and regulations of Governmental Authorities, the CC&Rs, committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises, the Building, the Property, Landlord or Tenant, including both statutory and common law and hazardous waste rules and regulations (“Applicable Laws”).

2.12.Guarantor: None.

2.13.Landlord’s Project Management Fee for management, supervision and/or review of the Tenant Improvements: 3% of the Total Construction Costs, including the TI Allowance.

2.14.Address for Rent Payment:SCEC 3675 Market Street JV LLC
Attn: Entity 6779
P.O. Box 511467
Los Angeles, CA 90051-8002

2.15.Address for Notices to

Landlord:

WEXFORD-SCEC 3675 MARKET STREET, LLC
c/o Ventas, Inc.
353 North Clark Street, Suite 3300
Chicago, Illinois 60654
Attn: Asset Management (Life Sciences)
Phone: (312) 660-3800
Email: dliu@lillibridge.com;
james.mendelson@lillibridge.com

With a copy to:

WEXFORD-SCEC 3675 MARKET STREET, LLC
c/o Wexford Asset Management, LLC
801 West Baltimore Street, Suite 505
Baltimore, Maryland 21201
Attn: Senior Vice President, Asset Management
E-mail: mark.korczakowski@wexfordscitech.com

and

Attn: General Counsel
Email: danielle.howarth@wexfordscitech.com

And with a copy to:	WEXFORD-SCEC 3675 MARKET STREET, LLC c/o Ventas, Inc. 353 North Clark Street, Suite 3300 Chicago, Illinois 60654 Attn: Legal Department Phone: (312) 660-3800 Email: bberman@ventasreit.com;

2.16.Address for Invoices to Tenant:CARISMA THERAPEUTICS INC.
3675 Market Street Philadelphia, PA 19104
Attention: Chief Financial Officer

2.17.Landlord’s Broker: Cushman and Wakefield of Pennsylvania, LLC

2.18.Tenant’s Broker: Paul Garvey, Cushman and Wakefield of Pennsylvania, LLC

2.19.The following Schedules, Riders and Exhibits are attached hereto and incorporated herein by reference:

Schedule 1Index of Defined Terms
Property Specific Rider
Special Provisions Rider
Exhibit A-1The Land
Exhibit A-2Drawing Depicting the Premises
Exhibit BWork Letter
Exhibit B-1Tenant Work Insurance Schedule
Exhibit B-2Construction Rules

Exhibit CAcknowledgement of Term Commencement Date, Rent Commencement Date and Term Expiration Date

Exhibit DIntentionally Omitted
Exhibit EList of Additional Insureds and Indemnitees
Exhibit FRules and Regulations
Exhibit GForm of Estoppel Certificate
Exhibit HTenant’s Required Insurance Coverages
Exhibit IOperating Expenses Defined
Exhibit JJanitorial Schedule

3.Term.

3.1.The actual term of this Lease (as the same may be earlier terminated in accordance with this Lease, the “Term”) shall commence on the actual Term Commencement Date, continue for the time period specified in Section 2.4, and expire at the end of such time period (such date, the “Term Expiration Date”), subject to extension or earlier termination of this Lease as provided herein.

3.2.“Lease Year” as used herein shall mean (a) each and every consecutive twelve (12) month period during the Term of this Lease, or (b) in the event of Lease expiration or termination, the period between the last complete Lease Year and said expiration or termination.  The first such twelve (12) month period shall commence on the Rent Commencement Date.  If the Rent Commencement Date is any day other than the first day of the month, then the first Lease Year shall include the partial month in which the Rent Commencement Date occurs and the next consecutive twelve (12) months.

4.Possession and Term Commencement Date.

4.1.Landlord shall use commercially reasonable efforts to tender possession of the Premises to Tenant on the Estimated Term Commencement Date, with the work (the “Tenant Improvements”) required of Landlord described in the Work Letter attached hereto as Exhibit B (the “Work Letter”) Substantially Complete.  Landlord and Tenant agree that in the event the Term Commencement Date has not occurred by the Estimated Term Commencement Date for any reason, then (a) this Lease shall not be void or voidable, (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, (c) the Term Expiration Date shall be extended accordingly, (d) Tenant shall not be responsible for the payment of any Base Rent or Tenant’s Share of Operating Expenses until the actual Term Commencement Date occurs, and (e) if the Term Commencement Date has not occurred by the date that is sixty (60) days following the Estimated Term Commencement Date, then for each day thereafter until the actual Term Commencement Date occurs, Tenant shall receive a rent credit applicable against the first Base Rent due equal to one (1) days’ Base Rent.  The terms “Substantially Completed” or “Substantial Completion” shall be deemed to have occurred for all purposes under the Lease when Landlord obtains a temporary or permanent certificate of occupancy for the Premises or other local equivalent provided by local government agencies or a certificate of substantial completion issued by Landlord’s architect.  Notwithstanding anything in this Lease (including the Work Letter) to the contrary, Landlord’s obligation to timely achieve Substantial Completion shall be subject to extension on a day-for-day basis as a result of Force Majeure and Tenant Delay.

4.2.The “Term Commencement Date” shall be the day the Tenant Improvements are Substantially Complete and the Premises are made available to Tenant broom-clean and free of all occupants.  If possession is delayed by a Tenant Delay, then the Term Commencement Date shall be the date that the Term Commencement Date would have occurred but for such Tenant Delay.  Upon request by Landlord and delivery to Tenant of an unexecuted, but completed, copy of the form attached hereto as Exhibit C, Tenant shall execute and deliver to Landlord written acknowledgment of the actual Term Commencement Date, the Rent Commencement Date and the Term Expiration Date within ten (10) days of such request.  Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date, the Rent Commencement Date, the Term Expiration Date or Landlord’s or Tenant’s liability hereunder.  Failure by Tenant to obtain validation by the Food and Drug Administration, any medical review board, health department, liquor control board or other similar governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date.

4.3.In the event that Landlord permits (in Landlord’s sole and absolute discretion) Tenant to enter upon the Premises prior to the Term Commencement Date for the purpose of the placement of personal property, Tenant shall furnish to Landlord in advance evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 22 are in effect, and such entry shall be subject to all the terms and conditions of this Lease other than the payment of Base Rent and Tenant’s Share of Operating Expenses; and provided, further, that if the Term Commencement Date is delayed due to such early access, then the Term Commencement Date shall be the date that the Term Commencement Date would have occurred but for such delay.  Tenant shall not perform any construction or installation of improvements, relocate any employees to the Premises or commence any business operations from the Premises during any period of early access.  Tenant’s early access under the terms of this Section 4.3 shall be subject to and coordinated with Landlord’s construction of the Tenant Improvements and shall only be permitted to the extent that such access does not interfere with Landlord’s construction of the Tenant Improvements.  Landlord shall coordinate with Tenant for the installation of furniture and data cabling prior to the Term Commencement Date.  Tenant shall be responsible for any damage caused by Tenant, its agents, employees or contractors to the Building, the Premises, the Tenant Improvements or the property of any contractors engaged by Landlord.  Any personal property brought into the Premises and any improvements made by Tenant, its agents, employees or contractors during any period of early access shall be at the sole risk of Tenant, and Tenant acknowledges that the Premises may be an active construction site during the course of construction of the Tenant Improvements and that such property may be damaged or destroyed.

4.4.Landlord shall cause the Tenant Improvements to be constructed in the Premises pursuant to the Work Letter, subject to the Tenant’s obligation to timely fund any Excess TI Costs as required by this Lease.  Landlord’s obligation to fund the cost of the Tenant Improvements shall not exceed the TI Allowance.  The TI Allowance may be applied to the costs of (m) construction, (n) Landlord’s Project Management Fee, (o) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Landlord, (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (q) building permits, connection charges, impact fees and other taxes, fees, charges and levies by Governmental Authorities for permits or for inspections of the Tenant Improvements, (r) costs of builders risk and other insurance and bonds, and (s) costs and expenses for labor and material (collectively, the “Tenant Improvement Costs”).  In no event shall the TI Allowance be used for (v) payments to Tenant or any affiliates of Tenant, (w) payment of moving expenses, (x) the purchase of any furniture, information technology equipment and/or audio-visual equipment, personal property or other non-building system equipment, (y) costs resulting from any default by Tenant of its obligations under this Lease or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).

4.5.Tenant shall have until that date which is one hundred eighty (180) days after the Term Commencement Date (the “TI Deadline”), to expend the unused portion of the TI Allowance, after which date Landlord’s obligation to fund such costs shall expire.

4.6.To the extent that the total projected Tenant Improvements Costs (as reasonably projected by Landlord, based upon contractor bids) exceeds the TI Allowance (such excess, the “Excess TI Costs”), Tenant shall advance to Landlord any Excess TI Costs within ten (10) days after receipt of an invoice therefor, but in any case before Landlord commences construction of the Tenant Improvements.  Landlord shall use diligent efforts to run a fair bid process that will result in competitive pricing for the hard costs related to the construction Tenant Improvements and Landlord shall review such bid packages with Tenant.  If the cost of the Tenant Improvements (as projected by Landlord) increases over Landlord’s initial projection, then Landlord may notify Tenant and Tenant shall deposit any additional Excess TI Costs with Landlord in the same way that Tenant deposited the initial Excess TI Costs.  If the actual Excess TI Costs are less than the Excess TI Costs paid by Tenant to Landlord, Landlord shall credit Tenant with the overage paid by Tenant against Tenant’s Rent obligations, beginning after Landlord has completed the final accounting for the Tenant Improvements.  If Landlord is delayed in commencing the Tenant Improvements due to Tenant’s failure to timely pay all or any portion of the Excess TI Costs to Landlord, Landlord shall not be required to proceed with the Tenant Improvements until payment is made, and such delay by Tenant shall constitute a Tenant Delay.  In the event that the TI Allowance exceeds the total cost of the Tenant Improvements, Tenant shall have the option to apply a portion of such excess TI Allowance, up to seven percent (7%) of the total TI Allowance, to the documented costs of furniture, movable equipment and moving expenses for the Premises.  In no event shall any unused TI Allowance entitle Tenant to a credit against Rent payable under this Lease.

5.Condition of Premises.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Property, or with respect to the suitability of the Premises, the Building or the Property for the conduct of Tenant’s business.  Tenant acknowledges that (a) it is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Term Commencement Date, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises, except with respect to any obligations of Landlord specifically set forth in Article IV and the Work Letter and payment of the TI Allowance.  Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises, the Building and the Property were at such time in good, sanitary and satisfactory condition and repair.

6.Rentable Area.

6.1.The term “Rentable Area” shall mean the rentable square footage as calculated using the BOMA 2010 Office Standard (ANSI/BOMA Z65.1-2010 Method A (legacy method)), as calculated by Landlord’s architect, and as reduced to exclude any below grade space not used for normal office or laboratory use, all as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord’s architect to reflect changes to the Premises, the Building or the Property, as applicable.

6.2.Review of allocations of Rentable Areas as between tenants of the Building shall be made as frequently as Landlord deems appropriate, including in order to facilitate an equitable apportionment of Operating Expenses.  If such review is by a licensed architect and allocations are certified by such licensed architect as being correct, then Tenant shall be bound by such certifications, but the Base Rent shall not be increased as a result of any remeasurement.

7.Rent.

7.1.Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the Rent Commencement Date, the sums set forth in Section 2.3, subject to the rental adjustments and increases provided therein and, if applicable, the rental increases provided in Article IV.  Base Rent shall be paid in equal monthly installments as set forth in Section 2.3, subject to the rental adjustments and increases provided therein, each in advance on the first day of each and every calendar month during the Term.

7.2.In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) from and after the Rent Commencement Date, Tenant’s Share of Operating Expenses, and (b) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including indemnification payments, Excess TI Costs, and any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

7.3.Base Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset, in lawful money of the United States of America to the address set forth in Section 2.14 or to such other person or at such other place as Landlord may from time designate in writing.  In the event the Rent Commencement Date occurs on a day other than the first day of a calendar month or the Term ends on a day other than the last day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the number of days in the month and shall be paid at the then-current rate for such fractional month.  Additional Rent shall be paid by Tenant within the time periods set forth in this Lease, or, if no time period is established, then within thirty (30) days after written demand from Landlord.

7.4.Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by (a) any Applicable Laws now or hereafter applicable to the Premises, (b) any other restriction on Tenant’s use, (c) except as expressly provided herein, any casualty or taking or (d) any other occurrence; and Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent.  Tenant’s obligation to pay Rent with respect to any period or obligations arising, existing or pertaining to the period prior to the date of the expiration or earlier termination of the Term or this Lease shall survive any such expiration or earlier termination; provided, however, that nothing in this sentence shall in any way affect Tenant’s obligations with respect to any other period.

8.Operating Expenses.

8.1.(a)Operating Expenses are defined in Exhibit I attached hereto.

(b)Notwithstanding anything herein to the contrary, if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to any tenant or tenants who have undertaken to perform such work or service in lieu of the performance thereof by Landlord, then Tenant’s Pro Rata Share of such item of Operating Expenses shall be determined by dividing (i) the Rentable Area of the Premises, by (ii) the Rentable Area of the Building reduced by the Rentable Area of those tenants for whom Landlord does not provide such work or service.

8.2.From and after the Rent Commencement Date, Tenant shall pay to Landlord commencing on the Rent Commencement Date and on the first day of each calendar month thereafter of the Term, as Additional Rent, Landlord’s estimate of Tenant’s Pro Rata Share of Operating Expenses with respect to the Building and the Property, as applicable, for such month, and:

(a)Within one hundred twenty (120) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses, Tenant’s Pro Rata Share of Operating Expenses, and the cost of providing utilities to the Premises for the previous calendar year (“Landlord’s Statement”).  Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days after receipt of an invoice therefor.  If the amounts paid by Tenant pursuant to this Section exceed Tenant’s Pro Rata Share of Operating Expenses and the cost of providing utilities to the Premises for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Term has expired, Landlord shall accompany Landlord’s Statement with payment for the amount of such difference.

(b)Any amount due under this Section for any period that is less than a full month shall be prorated for such fractional month on the basis of the number of days in the month.

8.3.Landlord may, from time to time, modify Landlord’s calculation and allocation procedures for Operating Expenses, so long as such modifications produce results substantially consistent with Landlord’s then-current practice at the Property.  For example, as the Building may contain both retail and office components, certain Operating Expenses (including, but not limited to, systems that may serve such components disproportionately) may be allocated by Landlord disproportionately between such components.  Landlord or an affiliate(s) of Landlord may own or lease other property(ies) adjacent to or near the Property (collectively, “Neighboring Properties”).  In connection with Landlord performing services for the Property pursuant to this Lease, similar services may be performed by the same vendor(s) for the Neighboring Properties or aggregate costs may be incurred for the Property and the Neighboring Properties.  In such a case, Landlord may reasonably allocate to the Property such costs based upon the ratio that the rentable square footage of the Building (as applicable) bears to the total rentable square footage of all buildings within the Neighboring Properties and the Property for which the services are performed or the costs incurred, unless the scope of the services performed for any building or property (including the Building) is disproportionately more or less than for others, in which case Landlord shall equitably allocate the costs based on the scope of the services being performed for each building or property (including the Building).

8.4.Landlord may annualize certain Operating Expenses incurred prior to the Rent Commencement Date over the course of the budgeted year during which the Rent Commencement Date occurs, and Tenant shall be responsible for the annualized portion of such Operating

Expenses corresponding to the number of days during such year, commencing with the Rent Commencement Date, for which Tenant is otherwise liable for Operating Expenses pursuant to this Lease.  Tenant’s responsibility for Tenant’s Pro Rata Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease, (b) the date Tenant has fully vacated the Premises and (c) if termination of the Lease is due to a default by Tenant, the date of rental commencement of a replacement tenant.

8.5.Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord.  Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

8.6.In the event that the Building is less than fully occupied during a calendar year, Tenant acknowledges that Landlord may extrapolate Operating Expenses that vary depending on the occupancy of the Building to equal Landlord’s reasonable estimate of what such Operating Expenses would have been had the Building been fully occupied during such calendar year; provided, however, that Landlord shall not recover more than one hundred percent (100%) of Operating Expenses.

9.Taxes on Tenant’s Property.

9.1.Tenant shall be solely responsible for the payment of any and all taxes levied upon (a) personal property and trade fixtures located at the Premises and (b) any gross or net receipts of or sales by Tenant, and shall pay the same at least twenty (20) days prior to delinquency.

9.2.If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building or the Property is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed value of the Building or the Property, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.

9.3.Tenant shall also pay to the appropriate federal, state, regional, local or municipal governmental authority, agency or subdivision (“Governmental Authority”), before any penalties or fines are assessed, any use and occupancy tax in connection with the Premises.  In the event Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent within ten (10) days of demand and Landlord shall remit any amounts so paid to Landlord to the appropriate Governmental Authority in a timely fashion.  Tenant shall also pay to Landlord the applicable state sales, rent or similar tax, if any, on all Rent simultaneously with the payment by Tenant of the Rent as otherwise required by Applicable Law.  If Tenant is entitled to an exemption from any such use and occupancy tax or sales, rent or similar tax, Tenant shall deliver to Landlord prior to the Rent Commencement Date a copy of the certification, permit or other written evidence from the appropriate governmental authority confirming that Tenant is exempt therefrom and all annual updates thereto such that Landlord can at all times during the Term of this Lease confirm that Tenant is entitled to such exemption and upon any failure to do so, Tenant shall pay before any penalties or fines are assessed to the appropriate governmental authority any use and occupancy or sales, rent or similar tax in connection with the Premises, or in the event Landlord is required by law to collect such tax, Tenant shall pay such tax to Landlord as Additional Rent within twenty (20) days of demand.

10.Security Deposit.

10.1.Tenant shall deposit in cash with Landlord on or before the Effective Date the sum set forth in Section 2.7 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term.  If Tenant Defaults with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default.  If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease.  The provisions of this Article shall survive the expiration or earlier termination of this Lease.

10.2.In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

10.3.Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit.  This provision shall also apply to any subsequent transfers.

10.4.If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease; provided, however, that Landlord may retain an amount of the Security Deposit, as it shall reasonably determine, to secure the payment of any Rent, the amount of which Landlord is then unable to determine finally (and Landlord shall return any such retained amount to Tenant promptly following the final determination of such Rent amount and the full payment to Landlord of such Rent).

10.5.The Security Deposit shall not be deemed an advance payment of Rent or a measure of Landlord’s damages for any default under this Lease by Tenant, nor shall it be a bar or defense to any action that Landlord may at any time commence against Tenant.  The Security Deposit shall be the property of Landlord and Landlord may commingle the Security Deposit with other assets of Landlord or its affiliates and Tenant shall not be entitled to any interest on the Security Deposit.

11.Use.

11.1.Tenant shall use the Premises for the Permitted Use, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

11.2.Tenant shall not use or occupy the Premises in violation of Applicable Laws; the CC&Rs; zoning ordinances; or the certificate of occupancy issued for the Building or the Property, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above.  Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

11.3.Tenant shall not allow the Premises or any part thereof to be used for any trade or business consisting of the operation of: (a) a shooting gallery; (b) an adult bookstore or facility selling or displaying pornographic books, literature, or videotapes (materials shall be considered “adult” or “pornographic” for such purpose if the same are not available for sale or rental to children under 18 years old because they explicitly deal with or depict human sexuality); (c) an establishment offering bingo or similar games of chance, but lottery tickets and other items commonly sold in retail establishments may be sold as an incidental part of business; (d) a video game or amusement arcade, except as an incidental part of another primary business; (e) drug or addiction treatment centers or clinics or parole or probation offices, whether as the principal or accessory use, (f) lodging, sleeping or any residential use, or (g) for the sale, distribution or use of marijuana or products using marijuana or similar drugs that are currently illegal to manufacture or distribute or sell under any Applicable Laws.

11.4.Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building or the Property, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Property, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article.

11.5.Tenant shall keep all doors opening onto public corridors or the exterior of the Building closed, except when in use for ingress and egress.

11.6.No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent.  Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant.  In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

11.7.No awnings or other projections shall be attached to any outside wall of the Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, nor shall any bottles, parcels or other articles be placed on the windowsills or items attached to windows that are visible from outside the Premises.  No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent.

11.8.No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior written consent.  Signage shall conform to any design criteria adopted by Landlord from time to time.  For any Signage, Tenant shall, at Tenant’s own cost and expense, (a) acquire all permits for such Signage in compliance with Applicable Laws and (b) design, fabricate, install and maintain such Signage in a first-class condition.  Notwithstanding the foregoing, building-standard interior signs on certain entry doors to the Premises (including directional signage in the elevator lobby area on the floor of the Premises and suite entry signage) and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at Tenant’s sole cost and expense, which may be paid for out of the TI Allowance if one is provided for in this Lease, and shall be of a size, color and type and be located in a place acceptable to Landlord.  The directory tablet shall be provided exclusively for the display of the name and location of tenants only.  Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering.  At Landlord’s option, Landlord may install any Tenant Signage, and Tenant shall pay all costs associated with such installation within thirty (30) days after demand therefor.

11.9.Tenant may only place equipment within the Premises with floor loading consistent with the Building’s structural design unless Tenant obtains Landlord’s prior written approval.  Tenant may place such equipment only in a location designed to carry the weight of such equipment.

11.10.Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Area or other offices in the Property.

11.11.Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way obstruct or interfere with the rights of other tenants or occupants of the Property, or injure or annoy them, (b) use or allow the Premises to be used for immoral, unlawful or objectionable purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Property or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment.  Notwithstanding anything in this Lease to the contrary, Tenant may not install any security systems (including cameras) outside the Premises or that record sounds or images outside the Premises without Landlord’s prior written consent, which Landlord may withhold in its sole and absolute discretion.

11.12.Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”).  Landlord may perform at Tenant’s expense, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by alterations within the Premises made subsequent to the Term Commencement Date by, or at the request of, Tenant.  Notwithstanding the foregoing, Landlord shall be responsible for assuring that any Tenant Improvements installed by Landlord pursuant to Exhibit B comply with the ADA at the time of their installation.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

12.Rules and Regulations, CC&Rs, Parking Facilities and Common Area.

12.1.Tenant shall have the non-exclusive right, in common with others, to use the Common Area in conjunction with Tenant’s use of the Premises for the Permitted Use, and such use of the Common Area and Tenant’s use of the Premises shall be subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit F, together with such other different and/or additional reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its sole and absolute discretion (collectively, the “Rules and Regulations”).  Tenant shall and shall ensure that its contractors, subcontractors, employees, subtenants and invitees faithfully observe and comply with the Rules and Regulations.  Landlord shall not be responsible to Tenant for the nonobservance by any other tenant or person of any Rules and Regulations.

12.2.This Lease is subject to (a) any ground or master lease, and any and all amendments thereto, and (b) any recorded covenants, conditions or restrictions on the Property (collectively, the “CC&Rs”), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.  Tenant shall comply with the CC&Rs.

12.3.Landlord shall have no obligation to provide parking facilities to Tenant in connection with this Lease or Tenant’s use of the Premises.

12.4.Subject to the terms of this Lease including the Rules and Regulations and the rights of other tenants of the Building, Tenant shall have the non-exclusive right to access the freight loading dock and freight elevator, if any, at no additional cost.

13.Property Control by Landlord.

13.1.Landlord reserves full control over the Building and the Property to the extent not inconsistent with Tenant’s enjoyment of the Premises as provided by this Lease.  This reservation includes Landlord’s right to subdivide the Property; convert the Building and other buildings within the Property to condominium units; remove Common Areas and/or portions of the Land from the Property; change the size of the Property by selling all or a portion of the Property or adding real property and any improvements thereon to the Property; grant easements and licenses to third parties; maintain or establish ownership of the Building separate from fee title to the Property; make additions to or reconstruct portions of the Building and the Property; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Property pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the

Premises, the Building or elsewhere at the Property; and alter, modify or relocate any other Common Area or facility, including any private drives, parking areas, lobbies, entrances and landscaping; provided, however, that such rights shall be exercised in a way that does not materially adversely affect Tenant’s beneficial use and occupancy of the Premises, including the Permitted Use and Tenant’s access to the Premises.  Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located.

13.2.Possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord.

13.3.Tenant agrees not to oppose any initiatives by Landlord or its affiliates (a) that involve land use, zoning or other regulatory changes as to the Building, the Property or Neighboring Properties, or (b) that involve financing, incentives or subsidies of any kind for the Building, the Property or the Neighboring Properties, so long as Tenant’s use of the Premises for the Permitted Use is not materially, adversely affected.  Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder.

13.4.Landlord may, at any and all reasonable times, and upon twenty-four (24) hours’ prior notice (which may be oral or by email to the office manager or other Tenant-designated individual at the Premises; but provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (u) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (v) supply any service Landlord is required to provide hereunder, (w) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary, (x) post notices of nonresponsibility, (y) access the telephone equipment, electrical substation and fire risers and (z) show the Premises to prospective tenants during the final year of the Term and current and prospective purchasers and lenders at any time.  In connection with any such alteration, improvement or repair as described in Subsection 13.4(w), Landlord may erect in the Premises or elsewhere in the Property scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed.  In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible.  Landlord shall at all times retain a key with which to unlock all of the doors in the Premises.  If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

14.Quiet Enjoyment.  Landlord covenants that Tenant, upon paying the Rent and performing its obligations contained in this Lease, may peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of Applicable Laws and rights of record to which this Lease is or may become subordinate.  This covenant is in lieu of any other quiet enjoyment covenant, either express or implied.

15.Utilities, Utility Charges and Services.

15.1.(a) Tenant shall pay for all water, sewer, gas, heat, light, power, air, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, deposits, surcharges and taxes thereon.  If any such utility is not separately metered to Tenant, Tenant shall pay Tenant’s Pro Rata Share of all charges of such utility jointly metered with other premises as part of Tenant’s Pro Rata Share of Operating Expenses or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as part of the Tenant Improvements if installed at that time or as Additional Rent if installed later.  Landlord may base its bills for utilities on reasonable estimates; and reconcile annually based on the actual cost of providing utilities in the same manner as Operating Expenses under Section 8.2.  Electrical service for any air handling units exclusively serving the Premises and for any rooftop equipment installed by Tenant with Landlord’s express written consent or installed as part of the Tenant Improvements, will be submetered to the Premises and such submetering shall be paid for by Tenant as part of the Tenant Improvements.  Tenant shall not be liable for the cost of utilities supplied to the Premises attributable to the time period prior to the Term Commencement Date; provided, however, that, if Landlord shall permit Tenant possession of the Premises prior to the Term Commencement Date and Tenant uses the Premises for any purpose other than placement of personal property as set forth in Section 4.3 or construction of the Tenant Improvements if the Tenant is responsible for their construction, then Tenant shall be responsible for the cost of utilities supplied to the Premises from such earlier date of possession.

(b)If Tenant uses more than Tenant’s Pro Rata Share of HVAC, Landlord may elect to allocate and charge Tenant and not charge other tenants in the Building, as Additional Rent, separately for electricity used in the Common Areas, with such allocation to be based on the consumption of electricity in the Premises relative to consumption of electricity by all other Building tenants, as reasonably determined by Landlord.  If Landlord so elects, the (x) the Common Area electric charge payable with respect to the Premises shall be payable monthly on an estimated basis and reconciled annually in the same manner as Operating Expenses under Sections 8.2, and (y) Tenant’s Pro Rata Share of Operating Expenses for the Premises shall be calculated in the same manner as herein provided except that all costs of electricity for the Common Areas shall be deducted from Operating Expenses.

(c)In general water service will either not be provided to the Premises or, if provided, will be provided only for limited lavatory purposes and will not be separately metered or monitored.  However, that if Landlord determines that Tenant requires, uses or consumes water for any purpose other than ordinary lavatory purposes (including, without limitation, for a restaurant use), Landlord may install a water meter or submeter (“Tenant Water Meter”) and thereby measure Tenant’s water consumption for all purposes.  Tenant shall pay Landlord for the costs of any Tenant Water Meter and the installation and maintenance thereof during the Term.  If Landlord installs a Tenant Water Meter, Tenant shall pay for water consumed, as shown on such meter, as and when bills are rendered.  If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant.  Any such costs or expenses incurred or payments made by Landlord for any of the reasons or purposes stated in this Section shall be deemed to be Additional Rent payable by Tenant and collectible by Landlord as such.

(d)If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building or the Property by reason of Tenant’s equipment or extended hours of business operations, then Tenant shall first procure Landlord’s consent for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services, and Tenant shall pay as Additional Rent an amount equal to the cost of providing such excess utilities and services.

15.2.For the Premises, Landlord shall (a) maintain and operate the central heating, ventilating and air conditioning systems located outside the Premises and serving other tenants in the Building (“HVAC”) and (b) subject to the other provisions of this Section, furnish HVAC as reasonably required (except as this Lease otherwise provides or as to any special requirements that arise from Tenant’s particular use of the Premises) for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, every day during the Term, subject to casualty, eminent domain or as otherwise specified in this Article.  If Tenant will require HVAC outside normal business hours of business days (as reasonably designated by Landlord) in the Premises (“Overtime HVAC”), then Landlord shall be obligated to provide Overtime HVAC only if Tenant requests it by 4 p.m. on the immediately preceding business day.  To the extent that Tenant occupies the Premises for laboratory purposes, Tenant directs Landlord to provide Overtime HVAC at all times outside normal business hours of business days (as reasonably designated by Landlord), pending further written notice from Tenant.  Tenant shall pay Landlord, as Additional Rent, Landlord’s standard charge for Overtime HVAC for the Premises.  As of the Effective Date, Landlord’s hourly rate per floor for Overtime HVAC is $50.00 per hour, but such charge may be adjusted from time to time by Landlord consistent with rates charged for similar buildings in the metropolitan area in which the Building is located.

15.3.Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term, beyond those utilities provided by Landlord, including telephone, internet service, cable television and other telecommunications, together with any fees, surcharges and taxes thereon.  Upon Landlord’s demand, utilities and services provided to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utilities or services.

15.4.Tenant shall not, without Landlord’s prior written consent, use any device in the Premises (including data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water required or consumed in the Premises based upon Tenant’s Pro Rata Share of the Building (as applicable) beyond the existing capacity of the Building or the Property usually furnished or supplied for the Permitted Use or (b) exceed Tenant’s Pro Rata Share of the Building’s or Property’s (as applicable) capacity to provide such utilities or services; provided, however, the installation in the Premises of the improvements and equipment contemplated by the Approved Plans for the Tenant Improvements shall not be deemed to violate the foregoing.

15.5.Tenant may install equipment to provide emergency power, in a location in the Premises, subject to Landlord’s prior written approval of the equipment and location.  The installation of such equipment shall constitute Alterations.

15.6.For any utilities serving the Premises for which Tenant is billed directly by the utility provider, Tenant agrees to furnish to Landlord (a) any invoices or statements for such utilities within thirty (30) days after Tenant’s receipt thereof, (b) within thirty (30) days after Landlord’s request, any other utility usage information reasonably requested by Landlord, and (c) within thirty (30) days after each calendar year during the Term, authorization to allow Landlord to access Tenant’s usage information necessary for Landlord to complete an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report (e.g., related to Labs 21), if requested by Landlord) and any other information reasonably requested by Landlord for the immediately preceding year; and Tenant shall comply with any other energy usage or consumption requirements required by Applicable Laws.  Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least sixty (60) months, or such other period of time as may be requested by Landlord.  Tenant acknowledges that any utility information for the Premises, the Building and the Property may be shared with third parties, including Landlord’s consultants and Governmental Authorities.  In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers.  In addition to the foregoing, Tenant shall comply with all applicable Laws related to the disclosure and tracking of energy consumption at the Premises.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

15.7.Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises.  In order to ensure that such capacity is not exceeded, and to avert a possible adverse effect upon the Property’s distribution of electricity via the Property’s electric system, Tenant shall not, without Landlord’s prior written consent in each instance (which consent Landlord may condition upon the availability of electric energy in the Property as allocated by Landlord to various areas of the Property) connect any fixtures, appliances or equipment (other than normal business machines) to the Building’s or Property’s electric system or make any alterations or additions to the electric system of the Premises existing on the date hereof.  Should Landlord grant such consent, all additional risers, distribution cables or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand (or, at Tenant’s option, shall be provided by Tenant pursuant to plans and contractors approved by Landlord, and otherwise in accordance with the provisions of this Lease).  Landlord shall have the right to require Tenant to pay sums on account of such cost prior to the installation of any such risers or equipment.  The installation in the Premises of the improvements and equipment contemplated by the Approved Plans for the Tenant Improvements shall not be deemed to violate the foregoing.

15.8.If required by Applicable Law, Landlord may, upon sixty (60) days’ prior written notice to Tenant, discontinue Landlord’s provision of electric energy hereunder.  If Landlord discontinues provision of electric energy pursuant to this Section, Tenant shall not be released from any liability under this Lease, except that as of the date of such discontinuance, Tenant’s obligation to pay Landlord additional charges for electric energy thereafter supplied to the Premises shall cease.  As of such date, Landlord shall permit Tenant to receive electric energy directly from the public utility company supplying electric energy to the Property, and Tenant shall pay all costs and expenses of obtaining such direct electrical service.  Such electric energy may be furnished to Tenant by means of the Building’s then-existing system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purpose.  All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment that may be required to obtain electric energy directly from such public utility company shall be furnished and installed by Landlord, and reimbursed by Tenant as an Operating Expense.

15.9.The parties hereto agree to comply with all mandatory energy, water or other conservation controls or requirements applicable to the Building issued by the Federal, State, county, municipal or other applicable governments, the U.S. Green Building Council or Green Building initiative or its successors or peer organizations, or any public utility or insurance carrier including, without limitation, controls on the permitted range of temperature settings in buildings or requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Building.  Any terms or conditions of this Lease that conflict or interfere with compliance by Landlord with such controls or requirements shall be suspended for the duration of such controls or requirements.  It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement or reduction of any rent payable hereunder.

15.10.Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts.  Landlord has no duty to provide security for any portion of the Premises, and Tenant assumes sole responsibility and liability for the security of itself, its employees, customers and invitees and their respective property, in the Premises.  Landlord shall not be liable for injuries or losses caused by criminal acts of third parties on or near the Property, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal.  If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.  Tenant’s security programs and equipment for the Premises shall be coordinated with Landlord and subject to Landlord’s reasonable approval.

15.11.Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by accidents; breakage; casualties (to the extent not caused by Landlord); Severe Weather Conditions; physical natural disasters (but excluding weather conditions that are not Severe Weather Conditions); strikes, lockouts or other labor disturbances or labor disputes (other than labor disturbances and labor disputes resulting solely from the acts or omissions of Landlord); acts of terrorism; riots or civil disturbances; wars or insurrections; shortages of materials (which shortages are not unique to Landlord); government regulations, moratoria or other governmental actions, inactions or delays; failures by third parties to deliver gas, oil or another suitable fuel supply, or inability of Landlord, by exercise of reasonable diligence, to obtain gas, oil or another suitable fuel; or other causes beyond the reasonable control of Landlord (collectively, “Force Majeure”); or, to the extent permitted by Applicable Laws, Landlord’s negligence.  Landlord reserves the right to stop service of the elevator, plumbing, HVAC and utility systems, when Landlord deems necessary or desirable, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, HVAC or utility service when prevented from doing so by Force Majeure or, to the extent permitted by Applicable Laws, Landlord’s negligence; a failure by a third party to deliver gas, oil or another suitable fuel supply; or Landlord’s inability by exercise of reasonable diligence to obtain gas, oil or another suitable fuel.  Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure or, to the extent permitted by Applicable Laws, Landlord’s negligence.  In the event of such failure, Tenant shall not be entitled to termination of this Lease or any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease.  “Severe Weather Conditions” means weather conditions that are materially worse than those that reasonably would be anticipated for the Property at the applicable time based on historic meteorological records.  In no event shall Landlord be liable to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Property with electric energy.

16.Alterations.

16.1.Other than as may be specifically permitted by the Work Letter, if applicable, Tenant shall make no alterations, additions or improvements, other than the Tenant Improvements, in or to the Premises or engage in any construction, demolition, reconstruction, renovation or other work (whether major or minor) of any kind in, at or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold; provided, however, that, in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, the roof, the foundation or slab, foundation or slab systems (including barriers and subslab systems), or the core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, HVAC, electrical, security, life safety and power, then Landlord may withhold its approval in its sole and absolute discretion.  Tenant shall, in making any Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  In seeking Landlord’s approval, Tenant shall provide Landlord, at least thirty (30) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record, (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request.  In no event shall Tenant use or Landlord be required to approve any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony or may not have sufficient experience, in Landlord’s reasonable opinion, to perform work in a Class “A” building and, if applicable, in lab areas or are not financially credit-worthy given the cost of the Alterations.  Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the Premises that do not require any permits or more than three (3) total contractors and subcontractors (“Cosmetic Alterations”) without Landlord’s consent; provided that (y) the cost of any Cosmetic Alterations does not exceed Twenty Five Thousand Dollars ($25,000.00) annually, (z) such Cosmetic Alterations do not (i) require any structural or other substantial modification to the Premises, (ii) require any changes to or adversely affect the Building systems, (iii) affect the exterior of the Building or (iv) trigger any requirement under Applicable Laws that would require Landlord to make any alteration or improvement to the Premises, the Building or the Project.

16.2.Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building or with other tenants’ components located within the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.  Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Alterations, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.  Tenant may not, as part of the Tenant Improvements, Alterations or otherwise install any work of art in the Premises or elsewhere in the Building that is incorporated into the Building, is a part of the Building or may not be removed from the Building without causing the destruction, distortion, mutilation or other modification of the work of art, without first obtaining the prior written approval of Landlord of the installation of the specific work of art, which approval may be withheld in Landlord’s sole and absolute discretion.  Approval of plans and specifications for the Tenant Improvements or Alterations shall not, by itself, constitute approval of the installation of a work of art.

16.3.Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any life safety systems to remain fully operable at all times.

16.4.Any work performed on the Premises, the Building or the Property by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time designate.  Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws, CC&Rs and the construction rules set forth in Exhibit B-2 hereto (the “Construction Rules”).  At all times while Alterations are being performed, Tenant shall cause its contractors and subcontractors to maintain in effect all insurance required under and fully comply with the provisions of Exhibit B-1.

16.5.Before commencing any Alterations, Tenant shall (a) give Landlord at least thirty (30) days’ prior written notice of the proposed commencement of such work and the names and addresses of the persons who are to supply labor or materials therefor so that Landlord may enter the Premises to post and keep posted thereon and therein notices or to take any further action that Landlord may reasonably deem proper for the protection of Landlord’s interest in the Property and (b) shall, if required by Landlord, secure, at Tenant’s own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for such work.

16.6.Within thirty (30) days after completion of any Alterations, including, without limitation, Cosmetic Alterations, Tenant shall provide Landlord with complete “as built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises, as well as a commissioning report prepared by a licensed, qualified commissioning agent hired by Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems.  Any such “as built” plans shall show the applicable Alterations as an overlay on the Building as-built plans; provided that Landlord provides the Building “as built” plans to Tenant.  Within sixty (60) days after final completion of any Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect thereto, together with supporting documentation reasonably acceptable to Landlord.

16.7.Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises.  During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if such space were otherwise occupied by Tenant.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

16.8.The Premises plus any Alterations, Tenant Improvements, attached equipment, decorations, fixtures, movable laboratory casework and related appliances, and other additions and improvements attached to or built into the Premises, made by either of the parties (including all floor and wall coverings, paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods, walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits, attached machinery and equipment, and built-in furniture and cabinets, in each case, together with all additions and accessories thereto), shall (unless, prior to such construction or installation, Landlord elects otherwise in writing) at all times remain the property of Landlord, shall remain in the Premises and shall (unless, prior to construction or installation thereof, Landlord elects otherwise in writing) be surrendered to Landlord upon the expiration or earlier termination of this Lease.  Notwithstanding the foregoing, all wiring and cabling installed by or on behalf of Tenant in the Premises or in the utility closets or chases of the Building, all of Tenant’s Signage, all of Tenant’s personal property (except as otherwise provided in Section 16.9 below), all works of art and all window coatings or sunscreens installed by Tenant on windows of the Building shall be removed by Tenant upon the expiration or earlier termination of the Lease, and Tenant shall restore the Property to its condition prior to such installation upon the expiration or earlier termination of the Lease.  If Tenant shall fail to remove any of the foregoing, and restore the Property as required, Tenant shall be responsible for reimbursing Landlord for costs incurred by Landlord in removing any of such property and restoring the Property to its condition prior to such installation.

16.9.Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement, fixture, personal property or equipment from the Premises as to which Landlord contributed payment, including the Tenant Improvements, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

16.10.Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Premises to Landlord broom clean and otherwise in the condition in which the Premises are required to be maintained and surrendered by the terms of this Lease, reasonable wear and tear excepted.  Tenant shall surrender all keys for the Premises to Landlord and shall inform Landlord of the combinations to all locks, safes and vaults in the Premises.  Tenant shall, at its expenses, remove from the Premises on or prior to expiration or earlier termination of this Lease all furnishings, fixtures and equipment situated thereon as well as those Alterations that are required to be removed pursuant to Section 16.8.

16.11.If Tenant shall fail to remove any of the property which Tenant is required to remove pursuant to Section 16.8 above from the Premises or the Building (including, without limitation, any wiring or cabling in the utility closets or chases of the Building and any Tenant’s Signage) prior to the expiration or earlier termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store such effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of such property.

16.12.Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost to Tenant of all Alterations to cover Landlord’s overhead and expenses for plan review, engineering review, coordination, scheduling and supervision thereof.  For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such charges, accompanied by payment to Landlord of the fee set forth in this Section.  Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up.

16.13.Tenant’s obligation under Sections 16.7, 16.8, 16.9, 16.10, 16.11, and 16.12 shall survive the expiration or earlier termination of this Lease.

17.Repairs and Maintenance.

17.1.Landlord shall repair and maintain the structural and exterior portions and Common Area of the Building and the Property, including roofing and covering materials; foundations (excluding any architectural slabs, but including any structural slabs); exterior walls; plumbing; common fire sprinkler systems (but excluding sprinkler heads which must be maintained by Tenant); base building HVAC systems (but excluding air handlers exclusively serving the Premises which must be maintained by Tenant); common elevators; and common electrical systems installed or furnished by Landlord.

17.2.Except for services of Landlord, if any, required by Section 17.1 hereof, Tenant will take good care of the Premises and the fixtures and improvements therein (including, without limitation, all walls, doors, ceilings and lighting fixtures) and all electrical, plumbing, mechanical and HVAC equipment exclusively serving the Premises (but excluding all common utilities and common HVAC systems and all electrical, plumbing, mechanical and HVAC equipment serving portions of the Building other than the Premises) and all sprinkler heads located in the Premises, will make all repairs and replacements thereto (excluding structural repairs and replacements, unless caused by Tenant’s acts or omissions), whether foreseen or unforeseen, ordinary or extraordinary, so as to keep the Premises in a first class condition and state of repair, reasonable wear and tear excepted, and will neither commit nor suffer any active or permissive waste or injury thereof, and shall, within fifteen (15) days after receipt of written notice from Landlord, provide to Landlord any maintenance records that Landlord reasonably requests.  Tenant’s responsibilities shall include the maintenance, repair and replacement of all of Tenant’s signage (both interior and exterior) and all other facilities and equipment of Tenant located outside of the Premises and all improvements, systems, equipment, and other installations, including, without limitation, all related lines, conduits, pipes, cabling, connections and the like, located outside of the Premises that were installed by Tenant or installed by Landlord for Tenant as part of the Tenant Improvements or otherwise pursuant to this Lease.  Landlord will maintain any Building standard air handler or Building standard condenser that exclusively serves the Premises (but any specialty equipment, such as Liebert type units and HEPA filtration units, shall remain Tenant’s responsibility) and sprinkler heads located in the Premises, but Tenant shall be solely responsible for the cost thereof as Additional Rent.  Tenant’s responsibilities in conjunction therewith shall also include, but not be limited to, the cleaning of window coverings, mini-blinds and shades, the shampooing and re-stretching of carpet, and the regular painting and decorating of the Premises so as to maintain the Premises in a first-class condition and state of repair.  All bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Tenant at Tenant’s cost and expense and must comply with Landlord’s sustainability practices, including any third-party rating system concerning the environmental compliance of the Building or the Premises, as the same may change from time to time.  All such repair work and maintenance and any alterations permitted by Landlord shall be done at Tenant’s sole cost and expense by persons or contractors selected by Tenant and consented to in writing by Landlord.  Tenant shall, at Tenant’s expense, but under the direction of Landlord, by contractors selected by Tenant and consented to in writing by Landlord, promptly repair any injury or damage to the Premises or Building caused by the misuse or neglect thereof by Tenant, by Tenant’s contractors, subcontractors, customers, employees, licensees, agents, or invitees permitted or invited (whether by express or implied invitation) on the Premises by Tenant, or by Tenant moving in or out of the Premises.  Tenant shall be responsible for all janitorial service, trash removal and biological and hazardous waste removal (if applicable) from the Premises.  Tenant covenants and agrees, at its sole cost and expense: (a) to comply with all present and future laws, orders and regulations of the Federal, State, county, municipal or other governing authorities regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); (b) to comply with Landlord’s recycling policy as part of Landlord’s sustainability practices where it may be more stringent than applicable law; (c) to sort and separate its trash and recycling into such categories as are provided by law or Landlord’s sustainability practices; (d) that Landlord reserves the right to refuse to collect or accept from Tenant any waste that is not separate and sorted as required by Applicable Laws or Landlord’s sustainability practices, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Landlord; and (e) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section.

17.3.Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is Landlord’s obligation pursuant to this Lease unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance.  Tenant waives its rights under Applicable Laws now or hereafter in effect to make repairs at Landlord’s expense.

17.4.If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as such person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease.

17.5.Landlord shall clean the exterior of the exterior windows of the Building no more than two (2) times per year.  Tenant, at Tenant’s sole cost and expense, shall be responsible for the regular cleaning of the interior of the exterior windows and any interior windows consistent with Tenant’s obligations under Section 17.2.

17.6.This Article relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Property.  In the event of a casualty described in Article 23, Article 23 shall apply in lieu of this Article.  In the event of eminent domain, Article 24 shall apply in lieu of this Article.

17.7.Costs incurred by Landlord pursuant to this Article shall constitute Operating Expenses.  Notwithstanding the foregoing, to the extent that the cost of such repairs and maintenance caused by Tenant’s acts, neglect, fault or omissions exceeds the limits of any insurance maintained or required to be maintained by Tenant pursuant to this Lease but are covered by insurance maintained or required to be maintained by Landlord under this Lease, then Landlord shall file a claim for such excess pursuant to Landlord’s insurance and Tenant shall reimburse Landlord for the deductible therefor any increase in premium resulting from such claim within thirty (30) days after receipt of an invoice therefor.

18.Liens.

18.1.Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Property free from any liens arising out of work or services performed, materials furnished to or obligations incurred by Tenant.  Tenant further covenants and agrees that any mechanic’s or materialman’s lien filed against the Premises, the Building or the Property for work or services claimed to have been done for, or materials claimed to have been furnished to, or obligations incurred by Tenant shall be discharged or bonded by Tenant within ten (10) days after the filing thereof, at Tenant’s sole cost and expense.

18.2.Should Tenant fail to discharge or bond against any lien of the nature described in Section 18.1, Landlord may, at Landlord’s election, pay such claim or post a statutory lien bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent.

18.3.In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Premises, the Building or the Property be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant.  Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Property.

19.Estoppel Certificate.  Tenant shall, within ten (10) days after receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit G, or on any other form reasonably requested by a current or proposed Lender or encumbrancer or proposed purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be requested thereon.  Upon Landlord’s request, Tenant shall cause the Guarantor to also execute and deliver such statement within such time period.  Any such statements may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property.  Tenant’s failure to deliver any such statement within such the prescribed time shall, at Landlord’s option, constitute a Default under this Lease, and, in any event, shall be binding upon Tenant and constitute Tenant’s irrevocable acknowledgement and agreement that all of the matters stated in such statement are true, correct and complete.

20.Hazardous Materials.

20.1.Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Premises, the Building or the Property by Tenant or any of its employees, agents, contractors or invitees (collectively with Tenant, each a “Tenant Party”).  Notwithstanding the foregoing, Tenant may keep, store and use upon the Premises de minimus amounts of typical cleaning and office supplies that constitute Hazardous Materials, provided that such cleaning and office supplies are kept, stored, used, maintained and disposed of in accordance with all Applicable Laws and manufacturer’s instructions and further provided that Tenant may not discharge or dispose of any such Hazardous Materials in any drains in the Building.  If (a) Tenant breaches such obligation, (b) the presence of Hazardous Materials as a result of such a breach results in contamination of the Property, any portion thereof, or any adjacent property, (c) contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder or (d) contamination of the Property occurs as a result of Hazardous Materials that are placed on or under or are released into the Property by a Tenant Party, then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature, including (w) diminution in value of the Property or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Property, (y) damages arising from any adverse impact on marketing of space in the Property or any portion thereof and (z) sums paid in settlement of Claims that arise before, during or after the Term as a result of such breach or contamination.  This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Property.  Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Property, any portion thereof or any adjacent property caused or permitted by any Tenant Party results in any contamination of the Property, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Property, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Property, any portion thereof or any adjacent property.  Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation.

20.2.At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Property or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Property in violation of this Lease.

20.3.Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.

20.4.Tenant’s obligations under this Article shall survive the expiration or earlier termination of the Lease.  During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 26.

20.5.As used herein, the term “Hazardous Material” means (a) any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance, material or waste that is or becomes regulated by Applicable Laws or any Governmental Authority, and (b) (i) “chemotherapeutic waste”, “infectious waste” or “medical waste” as may now or hereafter be defined by any future law, statute, order, ordinance or regulation, (ii) “radioactive waste” as may now or hereafter be defined by any future law, statute, order, ordinance or regulation, (iii) human corpses, remains and anatomical parts that are donated and used for scientific or medical education, research or treatment, (iv) body fluids or biologicals which are being stored at a laboratory prior to laboratory testing, and/or (v) similar laboratory wastes and materials.

21.Odors and Exhaust.  Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or the Property (including persons legally present in any outdoor areas of the Property) be subjected to odors or fumes (whether or not noxious), and that the Building and the

Property will not be damaged by any exhaust, in each case from Tenant’s operations.  Landlord and Tenant therefore agree as follows:

21.1.Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.

21.2.If the Building has a ventilation system that, in Landlord’s judgment, is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Property, Tenant shall vent the Premises through such system.  If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires.  The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval.  Tenant acknowledges Landlord’s legitimate desire to maintain the Property (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.

21.3.Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from Tenant’s Premises.  Any work Tenant performs under this Section shall constitute Alterations.

21.4.Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term.  Landlord’s approval or construction of the Tenant Improvements shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s discretion).  Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence.  Such installations shall constitute Alterations.

21.5.If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust.  For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within ten (10) business days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.

22.Insurance; Waiver of Subrogation.

22.1.Landlord shall maintain Commercial Property insurance for the Building and the Property in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, engineering costs or such other costs to the extent the same are not incurred in the event of a rebuild and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect, provided that such coverage shall not be less than the amount of such insurance Landlord’s Lender, if any, requires Landlord to maintain, providing protection against any peril generally included within the classification “All-Risk” or “Special Form” subject to standard terms, conditions, limitations and exclusions.  Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding.  Landlord’s insurance shall also cover the Tenant Improvements to the extent constructed by Landlord or paid for by Landlord, but shall not cover any other improvements installed by Tenant, any Alterations or Tenant’s business or personal property.

22.2.In addition, Landlord shall carry Commercial General Liability insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence and One Million Dollars ($1,000,000) general annual aggregate for bodily injury (including death), or property damage with respect to third-party liability occurring in, on or about the Property, but only to the extent caused by Landlord’s negligence.

22.3.Tenant shall, at its own cost and expense, including any policy deductible or self-insured retentions, procure and maintain beginning on the Term Commencement Date or the date of occupancy (including, without limitation, occupancy for the purpose of Tenant constructing any Tenant Improvements), whichever occurs first, and continuing throughout the Term, or such other period as specified herein, insurance for the benefit of Tenant and Landlord (as their interests may appear) as specified in Exhibit H attached hereto.

22.4.The Commercial General Liability, Auto Liability, Liquor Liability (if required), Umbrella/Excess Liability and Pollution Legal Liability insurance required to be purchased and maintained by Tenant pursuant to this Lease and as specified in Exhibit B-1 attached hereto shall name the Landlord Parties (as defined below) and any other entity from time to time designated by Landlord as additional insureds for both ongoing and completed operations as respects liability arising from work or operations performed by or on behalf of Tenant and Tenant’s use or occupancy of the Premises, and ownership, maintenance or use of vehicles by or on behalf of Tenant..  The insurance required of Tenant by this Article shall be with companies authorized to do business in the state in which the Property is located and at all times having a current rating of not less than A- and financial category rating of at least Class VII in “A.M.  Best’s Insurance Guide” current edition.  Tenant shall obtain for Landlord from the insurance companies/broker or cause the insurance companies/broker to furnish certificates of insurance attaching key endorsements including but not limited to additional insured, waiver of subrogation and notice of cancellation evidencing all coverages required herein to Landlord prior to the Term Commencement Date or any earlier entry upon the Premises by Tenant.  Landlord reserves the right to require complete, certified copies of all required insurance policies including any endorsements.  No such policy shall be cancelable, non-renewed or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Landlord from the insurer (except in the event of non-payment of premium, in which case ten (10) days’ written notice shall be given).  Should the carrier be unwilling or unable to provide such notice, Tenant shall provide notice to Landlord in accordance with this Section.  All such policies, whether in the form of primary or umbrella/excess insurance, shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry.  Tenant’s required policies shall contain severability of interests clauses stating that, except with respect to limits of insurance, coverage shall apply separately to each insured or additional insured.  All of Tenant’s required policies shall provide waiver of subrogation and all rights of recovery in favor of the Landlord Parties.  Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewal certificates of insurance or binders.  Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure such insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.  If any Tenant policies are written on a claims-made policy form, those coverages shall have a retroactive date not later than the Term Commencement Date and Tenant shall, at Tenant’s sole cost and expense, including any policy deductibles or self-insured retentions, either maintain these coverages satisfying the foregoing requirements, or secure “tail” or extended reporting coverage if any claims-made insurance is cancelled or not renewed.

22.5.In each instance where insurance is to name Landlord Indemnitees and other entities designated by Landlord as additional insureds (collectively, the “Landlord Parties”), Tenant shall, upon Landlord’s written request, also designate and furnish certificates of insurance evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building or the Property, (b) the landlord under any lease whereunder Landlord is a tenant of the Property if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner and (c) any management company retained by Landlord to manage the Property.

22.6.Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment, leasehold improvements and personal property, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease.  Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to business or personal property of Tenant or business interruption.  Landlord shall have no obligation to insure Tenant’s business interruption exposure.

22.7.Anything in this Lease to the contrary notwithstanding, to the full extent permitted by law, Tenant hereby waives, and shall cause its insurers to waive, any and all rights of recovery, claim, action or cause of action, against Landlord and the Landlord Parties for any loss or damage that may occur to the Premises, any improvements thereto, or any personal property of Tenant, by reason of fire, the elements, or any other cause to the extent such loss or damage is covered, or, under the terms of this Lease, required to be covered, by the terms of a commercial property insurance policy with “all risk” or special causes of loss coverage in effect at the time of such loss regardless of cause or origin, including negligence of Landlord or any of the Landlord Parties, and covenants that no insurer shall hold any right of subrogation against Landlord or any of the Landlord Parties.  Tenant will cause its insurers to issue appropriate waiver of subrogation rights endorsements to all policies of commercial property insurance carried in connection with the Premises.  Anything in this Lease to the contrary notwithstanding, to the full extent permitted by law, Landlord hereby waives, and shall cause its insurers to waive, any and all rights of recovery, claim, action or cause of action, against Tenant, its agents or employees, for any loss or damage that may occur to the Building, any improvements thereto, or any personal property of Landlord, by reason of fire, the elements or any other cause to the extent such loss or damage is covered or, under the terms of this Lease, required to be covered, by the terms of a valid and collectible commercial property insurance policy with “all risk” or special causes of loss coverage in effect at the time of such loss regardless of cause or origin, including negligence of Tenant, its agents or employees, and covenants that no insurer shall hold any right of subrogation against Tenant, its agents or employees.  Landlord will cause its insurers to issue appropriate waiver of subrogation rights endorsements to all policies of commercial property insurance policy with special causes of loss coverage carried in connection with the Property.

22.8.Landlord, from time to time, may require insurance policy limits required under this Lease to be raised to conform with requirements of Landlord’s Lender or to bring coverage limits to levels then being required of new tenants within the Property.

22.9.Any costs incurred by Landlord pursuant to this Article shall constitute a portion of Operating Expenses, including the insurance premiums and costs of any policies required to be carried under this Article or that Landlord elects or is otherwise required to carry in connection with its ownership, operation and management of the Property.

22.10.The provisions of this Article shall survive the expiration or earlier termination of this Lease.

23.Damage or Destruction.

23.1.In the event of a partial destruction of (a) the Premises or (b) Common Area of the Building or the Property ((a) and (b) together, the “Affected Areas”) by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value of the Premises or the Building, and provided that (x) the damage thereto is such that the Affected Areas may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty, (y) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs, reconstruction and restoration (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense) and (z) such casualty was not intentionally caused by a Tenant Party, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Affected Areas and this Lease shall continue in full force and effect.

23.2.In the event of any damage to or destruction of the Building or the Property other than as described in Section 23.1, Landlord may elect to repair, reconstruct and restore the Building or the Property, as applicable, in which case this Lease shall continue in full force and effect.  If Landlord elects not to repair, reconstruct and restore the Building or the Property, as applicable, then, at Landlord’s election by written notice to Tenant, this Lease shall terminate as of the date of such notice from Landlord.

23.3.Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring and obligations accruing prior to the damage or destruction, and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

23.4.In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, reconstruction and restoration that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business; provided, however, that the amount of such abatement shall be reduced by the amount of Rent that is received by Tenant as part of the business interruption or loss of rental income with respect to the Premises from the proceeds of business interruption or loss of rental income insurance.

23.5.If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repairs, reconstruction or restoration only with regard to (a) those portions of the Premises that were originally provided at Landlord’s expense and (b) the Common Area portion of the Affected Areas.  The repairs, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense, including, but not limited to, any Alterations, shall be the obligation of Tenant.  Landlord’s obligation, should it elect or be obligated to repair, reconstruct or restore, shall be conditioned upon Landlord receiving any permits or authorizations required by Applicable Laws.

23.6.Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article occurs during the last twenty-four (24) months of the Term or any extension thereof, or to the extent that insurance proceeds are not available therefor.

23.7.Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property, all improvements not originally provided by Landlord or at Landlord’s expense, and any Alterations installed by Tenant existing at the time of such damage or destruction.  If Affected Areas are to be repaired, reconstructed or restored in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the improvements not originally provided by Landlord or at Landlord’s expense and Alterations constructed by Tenant pursuant to this Lease; provided Tenant is not then in default under this Lease, and subject to the requirements of any Lender or mortgagee of Landlord.  If any casualty event results in a hazardous condition at the Affected Areas due to Tenant’s activities at or use of the Premises, including radioactive or biological contamination, then Tenant shall be responsible for addressing such hazardous condition at its sole expense and making the Affected Areas safe for Landlord and its employees, agents and contractors, and Landlord’s restoration obligations or any abatement of Rent resulting from such casualty shall be tolled until the Affected Areas are safe for Landlord and its employees, agents and contractors to commence restoration work in the Affected Areas.

23.8.This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction.  Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes) permitting the parties to terminate this Lease as a result of any damage or destruction.

24.Eminent Domain.

24.1.In the event (a) the whole of the Premises or (b) such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold or conveyed to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority, except with regard to (y) items occurring or obligations accruing prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

24.2.In the event of a partial taking of (a) the Building or the Property or (b) drives, walkways or parking areas serving the Building or the Property for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold or conveyed to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease (except with regard to (y) items occurring or obligations accruing prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof) as of such taking if such taking is, in Landlord’s sole opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for their intended purposes.

24.3.Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense and (b) the costs of Tenant moving to a new location.  Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

24.4.If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord, to the extent of the award received by Landlord, shall promptly proceed to restore any damage to the remainder of the improvements resulting from the taking to substantially their same condition prior to such partial taking.  To the extent such restoration is infeasible, as determined by Landlord in its sole and absolute discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.

24.5.This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction.  Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes) permitting the parties to terminate this Lease as a result of any damage or destruction.

25.Surrender.

25.1.At least ten (10) days prior to Tenant’s surrender of any part of the Premises, Landlord may conduct a site inspection with Tenant.

25.2.No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

25.3.The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building, the Property or the

Property, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

25.4.The voluntary or other surrender of any ground lease, master lease, or other underlying lease that now exists or may hereafter be executed affecting the Building or the Property, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Property, as applicable, operate as an assignment of this Lease.

26.Holding Over.

26.1.If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 7, as adjusted in accordance with the provisions of this Lease, and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including payments for Tenant’s Pro Rata Share of Operating Expenses and electricity and other utility costs.  Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

26.2.Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent,

(a)Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly Base Rent shall be equal to one hundred fifty percent (150%) of the Base Rent in effect during the last thirty (30) days of the Term, and (b) Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages (in each case, regardless of whether such damages are foreseeable).

26.3.Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

26.4.The foregoing provisions of this Article are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

26.5.The provisions of this Article shall survive the expiration or earlier termination of this Lease.

27.Indemnification and Exculpation.

27.1.Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold Landlord, the entities listed on Exhibit E hereto, the Property Manager, and their respective officers, directors, employees, agents, general partners, members, subsidiaries, affiliates; and any lender, mortgagee, ground lessor, master landlord, beneficiary, historic tax credit investor, and New Markets tax credit investors (each, a “Lender”

and, collectively with all of the foregoing, collectively, the “Landlord Indemnitees”) harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, real or alleged, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same of any kind or nature that arise before, during or after the Term (collectively, “Claims”) arising from (a) injury to or death of any person or damage to any property occurring within or about the Premises, the Building or the Property, arising directly or indirectly out of (i) the presence at or use or occupancy of the Premises or Property by a Tenant Party, or (ii) an act or omission on the part of any Tenant Party; (b) a breach or default by Tenant in the performance of any of its obligations hereunder, including, without limitation, any breach by Tenant of its obligations under Section 11.2 or Section 11.12; (c) injury to or death of persons or damage to or loss of any property, real or alleged, arising from the serving of alcoholic beverages at the Premises or the Property, including liability under any dram shop law, host liquor law or similar Applicable Law; (d) any liens referenced in Section 18.1 and any Claims arising from such liens, including administrative, court or other legal proceedings relate to such liens; (e) any failure to obtain waiver of subrogation endorsements to Tenant’s insurance as required under Article 22, or (f) any Claim for compensation by any broker or agent, other than the Brokers, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant in connection with this Lease or the leasing of the Premises to Tenant, all except to the extent directly caused by Landlord’s gross negligence or willful misconduct.  Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation or the amount of insurance maintained or required to be obtained by Tenant hereunder or in connection with this Lease or the Premises.  Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

27.2.Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for and Tenant assumes all risk of (a) damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time, and (b) damage to personal property or scientific research, including loss of records kept by Tenant within the Premises (in each case, regardless of whether such damages are foreseeable).  To the extent Landlord provides security to the Common Areas, Landlord does not warrant the efficacy of any such security personnel, services, procedures or equipment.  Landlord shall not be responsible for or liable in any manner for failure of any such security personnel, services, procedures or equipment to prevent or control, or apprehend anyone suspected of, personal injury or property damage in, on or around the Project.  Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section.  Landlord may elect to install a wifi or similar system that is intended to provide access to the internet for infrequent use by occupants and invitees of the Common Area.  Such a system will not be intended for use on a regular basis by anyone, whether in the Common Areas or other portions of the Building, and should not be relied on by Tenant or its employees or invitees for access to the internet.  Landlord makes no representations or warranties as to the availability of any such system, its fitness for any purpose or any other representations or warranties as to such system.

27.3.Notwithstanding anything in the foregoing or this Lease to the contrary, except (x) as otherwise provided in this Article 27, (y) as may be provided by Applicable Laws, or (z) in the event of Tenant’s breach of Article 20 or Article 26, in no event shall Landlord or Tenant be liable to the other for any consequential, special or indirect damages arising out of this Lease, including lost profits (provided that this sentence shall not limit Tenant’s liability for Base Rent or Additional Rent pursuant to this Lease).

27.4.Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Property, or of any other third party.

27.5.The provisions of this Article shall survive the expiration or earlier termination of this Lease.

28.Assignment or Subletting.

28.1.Except to the extent, if any, expressly permitted by this Article, none of the following (each, a “Transfer”), either voluntarily or by operation of Applicable Laws, shall be directly or indirectly performed, without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed: (a) Tenant selling, hypothecating, assigning, pledging, encumbering or otherwise transferring this Lease or subletting the Premises or any portion thereof or (b) a controlling interest in Tenant being sold, assigned or otherwise transferred (other than as a result of shares in Tenant being sold on a public stock exchange).  For purposes of the preceding sentence, “control” means (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person or (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person.  In no event shall Tenant perform a Transfer to or with an entity that is a tenant at the Property or that is in discussions or negotiations with Landlord or an affiliate of Landlord to lease premises comparable to the space being offered by Tenant at the Property or a property in the vicinity of the Property owned by Landlord or an affiliate of Landlord.

28.2.In the event Tenant desires to effect a Transfer, then, at least fifteen (15) but not more than ninety (90) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character and business experience of the proposed transferee, assignee or sublessee; the Transfer Date; the most recent unconsolidated financial statements of Tenant and of the proposed transferee, assignee or sublessee satisfying the requirements of Section 39 (“Required Financials”); any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; any intended change in the use or operation of the Premises; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.  In addition, upon request from Landlord, Tenant shall provide such additional information regarding the Transfer and the proposed transferee as Landlord may reasonably require.

28.3.Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of Tenant and of such transferee, assignee or sublessee (taking into account Tenant remaining liable for Tenant’s performance), (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises, (c) the relevant business experience of the proposed assignee, transferee or sublessee, (d) any incident of Hazardous Materials contamination with which the proposed transferee was involved, and (e) Landlord’s desire to exercise its rights under Section 28.8 to cancel this Lease.  In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications, having been involved in a previous incident of Hazardous Materials contamination, or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”).  Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to any other occupant of the Property, any assignee of Tenant’s interest in this lease, any manager for the Property, or any other transferee of Tenant’s interest in this lease; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.

28.4.The following are conditions precedent to a Transfer or to Landlord considering a request by Tenant to a Transfer:

(a)Tenant shall reimburse Landlord for Landlord’s actual but reasonable costs and expenses, including reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;

(b)If Tenant’s Transfer provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after making deductions for any reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, brokerage commissions, attorneys’ fees and free rent actually paid by Tenant.  If such consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(c)The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(d)Landlord’s consent to any such Transfer shall be effected on Landlord’s forms with commercially reasonable edits;

(e)Tenant shall not then be in Default hereunder in any respect;

(f)Such proposed transferee, assignee or sublessee’s use of the Premises and the Property shall be such as to comply with each of the terms and conditions of this Lease, including, but not limited to, the Permitted Use and the provisions limiting Transfers;

(g)Landlord shall not be bound by any provision of any agreement between the Tenant and the transferee pertaining to the Transfer, except for Landlord’s written consent to the same;

(h)Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(i)Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(j)Tenant shall deliver to Landlord a list of any Hazardous Materials, certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises.

28.5.Any Transfer that is not in compliance with the provisions of this Article or with respect to which Tenant does not fulfill its obligations pursuant to this Article shall be void.

28.6.The consent by Landlord to (or the waiver of its rights as to) a Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord’s consent to any further Transfer, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.

28.7.Notwithstanding any Transfer, Tenant and any Guarantor shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder and under any Guaranty, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant and/or the Guarantor.  The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.  Tenant agrees that it shall not be (and shall not be deemed to be) a guarantor or surety of this Lease, however, and waives its right to claim that is it is a guarantor or surety or to raise in any legal proceeding any guarantor or surety defenses permitted by this Lease or by Applicable Laws.

28.8.If Tenant delivers to Landlord a Transfer Notice indicating a desire to transfer this Lease to a proposed transferee, assignee or sublessee, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord’s receipt of such Transfer Notice, to terminate this Lease solely as to the portion of the Premises subject to the Transfer, as of the date specified in the Transfer Notice as the Transfer Date, except for those provisions that, by their express terms, survive the expiration or earlier termination hereof.  If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice by delivering to Landlord written notice of such election within five (5) days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease.  In the event Tenant withdraws the Transfer Notice as provided in this Section, this Lease shall continue in full force and effect.  No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent to a proposed Transfer.

28.9.If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default by Tenant, Tenant shall have the right to collect such rent.

29.Subordination and Attornment.

29.1.This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or ground or master lease in which Landlord is tenant now or hereafter in force against the Building or the Property and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

29.2.Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord.  If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a “Mortgagee”) so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request.  If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant.  Such power is coupled with an interest and is irrevocable.

29.3.Upon written request of Landlord, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease, if required by a Mortgagee incident to the financing of the real property of which the Premises constitute a part.

29.4.In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

30.Defaults and Remedies.

30.1.Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain.  Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days after the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of five percent (5%) of the overdue Rent as a late charge plus (b) interest at an annual rate (the “Default Rate”) equal to the lesser of (a) twelve percent (12%) and (b) the highest rate permitted by Applicable Laws.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent or within five (5) business days after Landlord’s demand, whichever is earlier.  Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity.

30.2.No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law.  If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

30.3.If Tenant fails to pay any sum of money required to be paid by it hereunder or perform any other act on its part to be performed hereunder, in each case within the applicable cure period (if any) described in Section 30.4, then Landlord may (but shall not be obligated to), without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such act without being liable to prosecution of any claim for damages and Landlord not being liable for any damages resulting to Tenant from such action whether caused by the negligence of Landlord, its agents, employees or contractors or otherwise.  Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease.  In addition to the late charge described in Section 30.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.

30.4.The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a)Intentionally Omitted;

(b)Tenant fails to make any payment of Rent, as and when due, or to satisfy its obligations under Article 18, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant;

(c)Tenant or any Guarantor makes an assignment for the benefit of creditors;

(d)A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s or any Guarantor’s assets;

(e)Tenant or any Guarantor files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant or any Guarantor (as applicable) pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(f)Any involuntary petition is filed against Tenant or any Guarantor under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(g)A default exists under any other lease, license agreement, early occupancy agreement or right of entry by and between Tenant or any affiliate of Tenant and Landlord or any affiliate of Landlord which is not cured within any notice and cure period provided therein;

(h)A default exists under the Guaranty, if any, given by any Guarantor in favor of Landlord, after the expiration of any applicable notice and cure periods provided therein;

(i)Tenant fails to deliver an estoppel certificate in accordance with Article 19;

(j)Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action;

(k)Tenant fails to satisfy its obligations under Article 22, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; or

(l)Tenant fails to observe or perform any obligation or covenant contained herein (other than those described in (a) through (k) above) to be performed by Tenant, where such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed to be in Default if Tenant commences such cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion; and provided, further, that such cure is completed no later than sixty (60) days after Tenant’s receipt of written notice from Landlord.

No notice of default or notice to quit shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

30.5.In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord has the right to do any or all of the following:

(a)Halt any Tenant Improvements and Alterations and order Tenant’s contractors, subcontractors, consultants, designers and material suppliers to stop work and cease funding any TI Allowance;

(b)Terminate Tenant’s right to possession of the Premises with or without termination of this Lease by written notice to Tenant or by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord.  In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby; and

(c)Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord.  In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby.  In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s Default, including:

(i)The sum of:

A.The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

B.The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

C.The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

D.Any other amount necessary to compensate Landlord for all the detriment caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including the cost of restoring the

Premises to the condition required under the terms of this Lease, including any rent payments not otherwise chargeable to Tenant (e.g., during any “free” rent period or rent holiday); plus

E.At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws; or

(ii)At Landlord’s election, as minimum liquidated damages in addition to any (A) amounts paid or payable to Landlord pursuant to Section 30.5(c)(i)(A) prior to such election and (B) costs of restoring the Premises to the condition required under the terms of this Lease, an amount (the “Election Amount”) equal to the positive difference (if any, and measured at the time of such termination) between (1) the then-present value of the total Rent and other benefits that would have accrued to Landlord under this Lease for the remainder of the Term if Tenant had fully complied with the Lease minus (2) the then-present cash rental value of the Premises as determined by Landlord for what would be the then-unexpired Term if the Lease remained in effect, computed using the discount rate of the Federal Reserve Bank of Chicago at the time of the award plus one (1) percentage point (the “Discount Rate”).  Landlord and Tenant agree that the Election Amount represents a reasonable forecast of the minimum damages expected to occur in the event of a breach, taking into account the uncertainty, time and cost of determining elements relevant to actual damages, such as fair market rent, time and costs that may be required to re-lease the Premises, and other factors; and that the Election Amount is not a penalty.

(iii)As used in Sections 30.5(c)(i)(A) and (B), “worth at the time of award” shall be computed by allowing interest at the Default Rate.  As used in Section 30.5(c)(i)(C), the “worth at the time of the award” shall be computed by taking the present value of such amount, using the Discount Rate.

30.6.In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may continue this Lease in effect after Tenant’s Default or abandonment and recover Rent as it becomes due.  In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises.  For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a)Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b)The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

30.7.If Landlord does not elect to terminate this Lease as provided in Section 30.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease.  At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

30.8.In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name and Tenant shall pay to Landlord the cost of all storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting and the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting.  Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant.  The proceeds of any such reletting shall be applied as follows:

(a)First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b)Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) brokerage commissions and reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c)Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d)Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

30.9.All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative.  Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease.  No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in such waiver.  Notwithstanding any provision of this Lease to the contrary, in no event shall Landlord be required to mitigate its damages with respect to any default by Tenant, except as required by Applicable Laws.  Any such obligation imposed by Applicable Laws upon Landlord to relet the Premises after any termination of this Lease shall be subject to the reasonable requirements of Landlord to (a) lease to high quality tenants on such terms as Landlord may from time to time deem appropriate in its discretion and (b) develop the Property in a harmonious manner with a mix of uses, tenants, floor areas, terms of tenancies, etc., as determined by Landlord.  Landlord shall not be obligated to relet the Premises to (y) any Tenant’s Affiliate or (z) any party (i) unacceptable to a Lender, (ii) that requires Landlord to make improvements to or re-demise the Premises, (iii) that desires to change the Permitted Use, (iv) that desires to lease the Premises for more or less than the remaining Term or (v) to whom Landlord or an affiliate of Landlord may desire to lease other available space in the Property or at another property owned by Landlord or an affiliate of Landlord, nor shall Landlord be obligated to provide any tenant improvements or other allowances.

30.10.Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (y) the date of Lease termination and (z) the date Tenant surrenders possession of the Premises.

30.11.To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

30.12.Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  In no event shall Tenant have the right to terminate or cancel this Lease, or to withhold or abate rent or to exercise any self-help to take any action on behalf of Landlord at law or in equity or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may otherwise be expressly set forth in this Lease.

30.13.In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Property and to any landlord under a ground lease or master lease covering the Building or the Property, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Property by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing, upon written request by Tenant, the names and addresses of all such persons who are to receive such notices.

31.Bankruptcy.  In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

31.1.Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

31.2.A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

31.3.A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

31.4.The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

32.Brokers.

32.1.Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Landlord’s Broker and Tenant’s Broker, if any (collectively, the “Brokers”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease.  Landlord shall compensate the Brokers in relation to this Lease pursuant to a separate written agreement between Landlord and Landlord’s Broker.

32.2.Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.

32.3.Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease.  Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained in this Article.

33.Definition of Landlord.  With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest.  In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property.  Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.

34.Limitation of Landlord’s Liability.

34.1.If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Property, (b) rent or other income from the Building and the Property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Property.

34.2.Neither Landlord nor any of its affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for

Landlord’s obligations or any deficiency under this Lease, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord or any of Landlord’s affiliates.  No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company, as applicable.  No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates.

34.3.Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

35.Joint and Several Obligations.  If more than one person or entity executes this Lease as Tenant, then:

35.1.Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and such terms, covenants, conditions, provisions and agreements shall be binding with the same force and effect upon each and all of the persons executing this Agreement as Tenant; and

35.2.The term “Tenant,” as used in this Lease shall mean and include each of them, jointly and severally.  The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

36.Representations.  Tenant warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party.  In addition, Tenant warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking

Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.  Tenant further represents and warrants that it is not and is not acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, or (iii) an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 of any such employee benefit plan or plans.

37.Confidentiality.  Tenant shall keep the terms and conditions of this Lease and any information, plans or other materials provided to Tenant or its employees, agents or contractors pursuant to Article 4 or Article 8 or the Work Letter confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or (b) provide to any third party an original or copy of this Lease (or any Lease-related document).  Landlord shall not release to any third party any non-public financial information or non-public information about Tenant’s ownership structure that Tenant gives Landlord.  Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances: (w) if required by Applicable Laws or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (x) to a party’s attorneys, accountants, brokers, lenders and other bona fide consultants or advisers (with respect to this Lease only); provided such third parties agree to be bound by this Section, (y) to bona fide prospective assignees or subtenants of this Lease or (z) to bona fide prospective acquirers of or investors or partners in Tenant; provided they agree in writing to be bound by this Article.

38.Notices.  Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in Subsection (a) or (b) above.  Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with Subsection (a); (y) one (1) business day after deposit with a reputable international overnight delivery service, if given if given in accordance with Subsection (b); or (z) upon transmission, if given in accordance with Subsection (c).  Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Lease shall be addressed to Tenant and Landlord at the respective addresses shown in Article 2 above.  Either party may, by notice to the other given pursuant to this Article, specify additional or different addresses for notice purposes.

39.Miscellaneous.

39.1.Landlord reserves the right to change the name of the Building or the Property in its sole discretion.

39.2.To induce Landlord to enter into this Lease, Tenant agrees that it shall furnish to Landlord, from time to time, within ten (10) business days after receipt of Landlord’s written request, the most recent year-end unconsolidated financial statements and that it shall cause any Guarantor to furnish to Landlord, from time to time, within ten (10) business days after receipt of Landlord’s written request, the most recent year-end unconsolidated financial statements reflecting such Guarantor’s current financial condition, in each case audited by a nationally recognized accounting firm.  Tenant shall, within ninety (90) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s year-end unconsolidated financial statements for the previous year and shall cause any Guarantor to furnish Landlord with a certified copy of Tenant’s year-end unconsolidated financial statements for the previous year, in each case audited by a nationally recognized accounting firm.  Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects and that all financial statements, records and information furnished by Guarantor to Landlord in connection with this Lease are true, correct and complete in all respects.  If audited financials are not otherwise prepared, unaudited financials complying with generally accepted accounting principles and certified by the chief financial officer of Tenant or Guarantor (as applicable) as true, correct and complete in all respects shall suffice for purposes of this Section.  The provisions of this Section shall not apply at any time while Tenant or Guarantor (as applicable) is a corporation whose shares are traded on any nationally recognized stock exchange.

39.3.Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

39.4.The terms of this Lease and all exhibits, addenda and riders attached hereto are intended by the parties as a final, complete and exclusive expression of their agreement with respect to the terms that are included herein, and may not be contradicted or supplemented by evidence of any other prior or contemporaneous agreement.

39.5.Neither party shall record this Lease or any memorandum or short form of this Lease.

39.6.Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter.  The words “include,” “includes,” “included” and “including” mean “‘include,’ etc., without limitation.” The word “shall” is mandatory and the word “may” is permissive.  The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.  Landlord and Tenant have each participated in the drafting and negotiation of this Lease, and the language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

39.7.Except as otherwise expressly set forth in this Lease, each party shall pay its own costs and expenses incurred in connection with this Lease and such party’s performance under this Lease; provided that, if either party commences an action, proceeding, demand, claim, action, cause of action or suit against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable action, proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed).

39.8.Time is of the essence with respect to the performance of every provision of this Lease.

39.9.Notwithstanding anything to the contrary contained in this Lease, Tenant’s obligations under this Lease are independent and shall not be conditioned upon performance by Landlord.

39.10.Notwithstanding anything in this Lease to the contrary, in every instance where Landlord’s consent or approval is required, Landlord shall be entitled to withhold its consent if any party whose consent Landlord must obtain under any ground lease, master lease, or any Mortgage or any other financing denies consent to such request.

39.11.Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

39.12.Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors and assigns.  This Lease is for the sole benefit of the parties and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns, and nothing in this Lease shall give or be construed to give any other person or entity any legal or equitable rights.  Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.

39.13.This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Property is located, without regard to such state’s conflict of law principles.

39.14.If a Guarantor is specified in Article 2 of the Lease, then simultaneously with Tenant’s execution and delivery of this Lease, Tenant shall cause the Guarantor to execute and deliver to the Landlord the Guaranty of all of Tenant’s obligations under this Lease in the form attached hereto.

39.15.This Lease may be executed by electronic signature process (such as DocuSign) and in one or more counterparts, each of which shall, for all purposes, be deemed an original and fully enforceable as an original.  All such counterparts, taken together, shall constitute one and the same agreement even though all of the parties may have not executed the same counterpart of this Lease.

39.16.No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.

39.17.No waiver of any term, covenant or condition of this Lease shall be binding upon Landlord unless executed in writing by Landlord.  The waiver by Landlord of any breach or default of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any preceding or subsequent breach or default of such term, covenant or condition or any other term, covenant or condition of this Lease.

39.18.TO THE EXTENT PERMITTED BY APPLICABLE LAWS, THE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY THE OTHER PARTY HERETO RELATED TO MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP BETWEEN LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE RELATED TO THIS LEASE OR THE PREMISES.  TENANT HEREBY WAIVES ANY RIGHT TO FILE A NON-MANDATORY COUNTERCLAIM AGAINST LANDLORD IN ANY SUMMARY DISPOSSESSION OR SIMILAR PROCEEDING.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

WITNESS: /s/ Jennifer Armstrong Name: Jennifer Armstrong

LANDLORD:

Wexford-SCEC 3675 Market Street, LLC, a
Delaware limited liability company,

By: Wexford-SCEC 3675 Market
Street JV, LLC, a Delaware limited
liability company, its managing
member

By: SCEC Ventures, Inc., a
Pennsylvania corporation, its
member

	by:	/s/ Curt Hess
Name Curt Hess
Title Senior Vice President

By: LS 3675 Market Street JV, LLC, a Delaware limited liability company, its administrative member

By: Wexford 3675 Member, LLC, a Delaware limited liability company, its administrative member

	by:	/s/ Mark Korczakowski
Name Mark Korczakowski
Title Senior Vice President

By: VTR Science & Technology, LLC A Maryland limited liability company, its member

	by:	/s/ Dave Liu
Name Dave Liu
Title Authorized Signatory

WITNESS: /s/ Kara Collins		TENANT: CARISMA THERAPEUTICS INC.,
Name:	Kara Collins	a Delaware corporation

		By:	/s/ Steven Kelly
		Name:	Steve Kelly
		Title:	President and CEO